Exhibit 10.5

UNITED ONLINE, INC.
2001 SUPPLEMENTAL STOCK INCENTIVE PLAN

(As Amended and Restated Effective September 26, 2001)

ARTICLE ONE
GENERAL PROVISIONS

I.              PURPOSE OF THE PLAN

This Plan is intended to supplement the United Online, Inc. 2001 Stock Incentive Plan thereby promoting the interests of the Corporation, by providing eligible persons in the Corporation’s service with the opportunity to acquire a proprietary interest, or otherwise increase their proprietary interest, in the Corporation as an incentive for them to remain in such service.

Capitalized terms shall have the meanings assigned to such terms in the attached Appendix.

II.            STRUCTURE OF THE PLAN

A.    The Plan shall be divided into two separate equity incentive programs:

•      the Discretionary Option Grant Program under which eligible persons may, at the discretion of the Plan Administrator, be granted options to purchase shares of Common Stock; and

•      the Stock Issuance Program under which eligible persons may, at the discretion of the Plan Administrator, be issued shares of Common Stock directly, either through the immediate purchase of such shares or as a bonus for services rendered the Corporation (or any Parent or Subsidiary).

B.    The provisions of Articles One and Four shall apply to all equity programs under the Plan and shall govern the interests of all persons under the Plan.

III.           ADMINISTRATION OF THE PLAN

A.    The Primary Committee and the Board shall have concurrent authority to administer the Discretionary Option Grant and Stock Issuance Programs with respect to Section 16 Insiders.  Administration of the Discretionary Option Grant and Stock Issuance Programs with respect to all other persons eligible to participate in those programs may, at the Board’s discretion, be vested in the Primary Committee or a Secondary Committee, or the Board may retain the power to administer those programs with respect to all such persons.  Members of the Primary Committee or any Secondary Committee shall serve for such period of time as the Board may determine and may be removed by the Board at any time.  The Board may also at any time terminate the functions of any Secondary Committee and reassume all powers and authority previously delegated to such committee.

B.    Each Plan Administrator shall, within the scope of its administrative functions under the Plan, have full power and authority (subject to the provisions of the Plan) to establish such rules and regulations as it may deem appropriate for proper administration of the Discretionary Option Grant and Stock Issuance Programs and to make such determinations under, and issue such interpretations of, the provisions of those programs and any outstanding options or stock issuances thereunder as it may deem necessary or advisable.  Decisions of the Plan Administrator within the scope of its administrative functions under the Plan shall be final and binding on all parties who have an interest in the Discretionary Option Grant and Stock Issuance Programs under its jurisdiction or any option or stock issuance thereunder.

C.    Service on the Primary Committee or the Secondary Committee shall constitute service as a Board member, and members of each such committee shall accordingly be entitled to full indemnification and reimbursement as Board members for their service on such committee.  No member of the Primary Committee or the Secondary Committee shall be liable for any act or omission made in good faith with respect to the Plan or any option grants or stock issuances under the Plan.

IV.           ELIGIBILITY

A.    The persons eligible to participate in the Discretionary Option Grant and Stock Issuance Programs are as follows:

1.     Employees other than Section 16 Insiders;

2.     independent contractors who provide services to the Corporation (or any Parent or Subsidiary); and

3.     any other individuals (including Section 16 Insiders) who are to receive option grants under this Plan solely in connection with their commencement of Employee status, whether as a result of an acquisition of their former employer by the Corporation or any Parent or Subsidiary or by reason of their initial hire by the Corporation or such Parent or Subsidiary.

B.    Each Plan Administrator shall, within the scope of its administrative jurisdiction under the Plan, have full authority to determine, (i) with respect to the option grants under the Discretionary Option Grant Program, which eligible persons are to receive such grants, the time or times when those grants are to be made, the number of shares to be covered by each such grant, the time or times when each option is to become exercisable, the vesting schedule (if any) applicable to the option shares and the maximum term for which the option is to remain outstanding and (ii) with respect to stock issuances under the Stock Issuance Program, which eligible persons are to receive such issuances, the time or times when the issuances are to be made, the number of shares to be issued to each Participant, the vesting schedule (if any) applicable to the issued shares and the consideration for such shares.

C.    The Plan Administrator shall have the absolute discretion either to grant options in accordance with the Discretionary Option Grant Program or to effect stock issuances in accordance with the Stock Issuance Program.

V.            STOCK SUBJECT TO THE PLAN

A.    The stock issuable under the Plan shall be shares of authorized but unissued or reacquired Common Stock, including shares repurchased by the Corporation on the open market.  The number of shares of Common Stock reserved for issuance over the term of the Plan shall not exceed 2,235,322 shares.  Such reserve shall consist of (1) 1,135,322 shares, the number of shares that remain available for issuance immediately prior to the Plan Effective Date pursuant to the Predecessor Plans, including the shares subject to outstanding options under those plans and (2) an 1,100,000 share increase approved by the Board on September 26, 2001.

B.    The number of shares of Common Stock available for issuance under the Plan shall automatically increase on the first trading day of January each calendar year during the term of the Plan, beginning with calendar year 2002, by an amount equal to one-half percent (0.5%) of the total number of shares of Common Stock outstanding on the last trading day in December of the immediately preceding calendar year, but in no event shall any such annual increase exceed 142,800 shares.

C.    Officers of the Corporation may not receive options, separately exercisable stock appreciation rights and direct stock issuances under the Plan for more than 671,000 shares of Common Stock in the aggregate.

D.    Shares of Common Stock subject to outstanding options (including options transferred to this Plan from the Predecessor Plans) shall be available for subsequent issuance under the Plan to the extent (1) those options expire or terminate for any reason prior to exercise in full or (2) the options are cancelled in accordance with the cancellation-regrant provisions of Article Two.  Unvested shares issued under the Plan and subsequently cancelled or repurchased by the Corporation at the original issue price paid per share, pursuant to the Corporation’s repurchase rights under the Plan shall be added back to the number of shares of Common Stock reserved for issuance under the Plan and shall accordingly be available for reissuance through one or more subsequent option grants or direct stock issuances under the Plan.  However, should the exercise price of an option under the Plan be paid with shares of Common Stock or should shares of Common Stock otherwise issuable under the Plan be withheld by the Corporation in satisfaction of the withholding taxes incurred in connection with the exercise of an option or the vesting of a stock issuance under the Plan, then the number of shares of Common Stock available for issuance under the Plan shall be reduced by the gross number of shares for which the option is exercised or which vest under the stock issuance, and not by the net number of shares of Common Stock issued to the holder of such option or stock issuance.  Shares of Common Stock underlying one or more stock appreciation rights granted pursuant to the Plan shall not be available for subsequent issuance under the Plan if the stock appreciation right is exercised.

E.     If any change is made to the Common Stock by reason of any stock split, stock dividend, recapitalization, combination of shares, exchange of shares or other change affecting the outstanding Common Stock as a class without the Corporation’s receipt of consideration, appropriate adjustments shall be made by the Plan Administrator to (1) the maximum number and/or class of securities issuable under the Plan, (2) the number and/or class of securities and the exercise price per share in effect under each outstanding option under the Plan (including options transferred to this Plan from the Predecessor Plans), (3) the maximum number and/or class of securities for which officers of the Corporation may be granted stock options, separately exercisable stock appreciation rights and direct stock issuances under the Plan in the aggregate and (4) the maximum number and/or class of securities by which the share reserve is to increase automatically each calendar year pursuant to the provisions of Section V.B of this Article One.  Such adjustments to the outstanding options are to be effected in a manner which shall preclude the enlargement or dilution of rights and benefits under such options.  The adjustments determined by the Plan Administrator shall be final, binding and conclusive.

F.     Outstanding awards granted pursuant to the Plan shall in no way affect the right of the Corporation to adjust, reclassify, reorganize or otherwise change its capital or business structure or to merge, consolidate, dissolve, liquidate or sell or transfer all or any part of its business or assets.

ARTICLE TWO
DISCRETIONARY OPTION GRANT PROGRAM

I.              OPTION TERMS

Each option shall be evidenced by one or more documents in the form approved by the Plan Administrator; provided, however, that each such document shall comply with the terms specified below.  All options granted under the Plan shall be Non-Statutory Options.

A.    Exercise Price.

1.     The exercise price per share shall be fixed by the Plan Administrator.

2.     The exercise price shall become immediately due upon exercise of the option and shall, subject to the provisions of this Plan and the documents evidencing the option, be payable in one or more of the forms specified below:

(a)   cash or check made payable to the Corporation,
(b)   shares of Common Stock held for the requisite period necessary to avoid a charge to the Corporation’s earnings for financial reporting purposes and valued at Fair Market Value on the Exercise Date, or
(c)   if the option is exercised for vested shares, through a special sale and remittance procedure pursuant to which the Optionee shall concurrently provide irrevocable instructions to (i) a Corporation-designated brokerage firm to effect the immediate sale of the purchased shares and remit to the Corporation, out of the sale proceeds available on the settlement date, sufficient funds to cover the aggregate exercise price payable for the purchased shares plus all applicable Federal, state and local income and employment taxes required to be withheld by the Corporation by reason of such exercise and (ii) the Corporation to deliver the certificates for the purchased shares directly to such brokerage firm in order to complete the sale.

Except to the extent such sale and remittance procedure is utilized, payment of the exercise price for the purchased shares must be made on the Exercise Date.

B.    Exercise and Term of Options.  Each option shall be exercisable at such time or times, during such period and for such number of shares as shall be determined by the Plan Administrator and set forth in the documents evidencing the option.  However, no option shall have a term in excess of ten (10) years measured from the option grant date.

C.    Effect of Termination of Service.

1.     The following provisions shall govern the exercise of any options granted pursuant to the Discretionary Option Grant Program that are outstanding at the time of the Optionee’s cessation of Service:

(a)   Any option outstanding at the time of the Optionee’s cessation of Service shall remain exercisable for such period of time thereafter as shall be determined by the Plan Administrator and set forth in the documents evidencing the option, but no such option shall be exercisable after the expiration of the option term.
(b)   Any option outstanding at the time of the Optionee’s death and exercisable in whole or in part at that time may be subsequently exercised by the personal representative of the Optionee’s estate or by the person or persons to whom the option is transferred pursuant to the Optionee’s will or the laws of inheritance or by the Optionee’s designated beneficiary or beneficiaries of that option.
(c)   Should the Optionee’s Service be terminated for Misconduct or should the Optionee otherwise engage in Misconduct while options granted pursuant to this Article Two are outstanding, then all of those options shall terminate immediately and cease to be outstanding.
(d)   During the applicable post-Service exercise period, the option may not be exercised in the aggregate for more than the number of vested shares for which the option is exercisable on the date of the Optionee’s cessation of Service.  Upon the expiration of the applicable exercise period or (if earlier) upon the expiration of the option term, the option shall terminate and cease to be outstanding for any vested shares for which the option has not been exercised.  However, the option shall, immediately upon the Optionee’s cessation of Service, terminate and cease to be outstanding to the extent the option is not otherwise at that time exercisable for vested shares.

2.     The Plan Administrator shall have complete discretion, exercisable either at the time an option is granted or at any time while the option remains outstanding, to:

(a)   extend the period of time for which the option is to remain exercisable following the Optionee’s cessation of Service from the limited exercise period otherwise in effect for that option to such greater period of time as the Plan Administrator shall deem appropriate, but in no event beyond the expiration of the option term, and/or
(b)   permit the option to be exercised, during the applicable post-Service exercise period, not only with respect to the number of vested shares of Common Stock for which such option is exercisable at the time of the Optionee’s cessation of Service but also with respect to one or more additional installments in which the Optionee would have vested had the Optionee continued in Service.

D.    Stockholder Rights.  The holder of an option shall have no stockholder rights with respect to the shares subject to the option until such person shall have exercised the option, paid the exercise price and become a holder of record of the purchased shares.

E.     Repurchase Rights.  The Plan Administrator shall have the discretion to grant options which are exercisable for unvested shares of Common Stock.  Should the Optionee cease Service while such shares are unvested, the Corporation shall have the right to repurchase, at the exercise price paid per share, any or all of those unvested shares.  The terms upon which such repurchase right shall be exercisable (including the period and procedure for exercise and the appropriate vesting schedule for the purchased shares) shall be established by the Plan Administrator and set forth in the document evidencing such repurchase right.

F.     Limited Transferability of Options.  During the lifetime of the Optionee, Non-Statutory Options shall be exercisable only by the Optionee and shall not be assignable or transferable other than by will or by the laws of inheritance following the Optionee’s death.  However, the Plan Administrator may permit an assignment, in whole or in part, during the Optionee’s lifetime, of a Non-Statutory Option, if such assignment is in connection with the Optionee’s estate plan and is to one or more members of the Optionee’s immediate family or to a trust established exclusively for one or more such family members.  The assigned portion may only be exercised by the person or persons who acquire a proprietary interest in the option pursuant to the assignment.  The terms applicable to the assigned portion shall be the same as those in effect for the option immediately prior to such assignment and shall be set forth in such documents issued to the assignee as the Plan Administrator may deem appropriate.  Notwithstanding the foregoing, the Optionee may also designate one or more persons as the beneficiary or beneficiaries of his or her outstanding options under this Article Two, and any outstanding options shall, in accordance with such designation, automatically be transferred to such beneficiary or beneficiaries upon the Optionee’s death.  Such beneficiary or beneficiaries shall take the transferred options subject to all the terms and conditions of the applicable agreement evidencing each such transferred option, including (without limitation) the limited time period during which the option may be exercised following the Optionee’s death.

II.            CORPORATE TRANSACTION/CHANGE IN CONTROL

A.    In the event of any Corporate Transaction, the shares of Common Stock at the time subject to each outstanding option shall automatically vest in full so that each such option shall, immediately prior to the effective date of the Corporate Transaction, become exercisable for all the shares of Common Stock at the time subject to such option and may be exercised for any or all of those shares as fully vested shares of Common Stock.  However, an outstanding option shall not become vested on such an accelerated basis if and to the extent:  (1) such option is, in connection with the Corporate Transaction, to be assumed by the successor corporation (or parent thereof) or (2) such option is to be replaced with a cash incentive program of the successor corporation which preserves the spread existing at the time of the Corporate Transaction on any shares for which the option is not otherwise at that time exercisable and provides for subsequent payout in accordance with the same exercise/vesting schedule applicable to those option shares or (3) the acceleration of such option is subject to other limitations imposed by the Plan Administrator at the time of the option grant.

B.    All outstanding repurchase rights shall automatically terminate, and the shares of Common Stock subject to those terminated rights shall immediately vest in full, in the event of any Corporate Transaction, except to the extent:  (1) those repurchase rights are to be assigned to the successor corporation (or parent thereof) in connection with such Corporate Transaction or (2) such accelerated vesting is precluded by other limitations imposed by the Plan Administrator at the time the repurchase right is issued.

C.    Immediately following the consummation of the Corporate Transaction, all outstanding options shall terminate and cease to be outstanding, except to the extent assumed by the successor corporation (or parent thereof).

D.    Each option which is assumed in connection with a Corporate Transaction shall be appropriately adjusted, immediately after such Corporate Transaction, to apply to the number and class of securities which would have been issuable to the Optionee in consummation of such Corporate Transaction had the option been exercised immediately prior to such Corporate Transaction.  Appropriate adjustments to reflect such Corporate Transaction shall also be made to (1) the exercise price payable per share under each outstanding option, provided the aggregate exercise price payable for such securities shall remain the same, (2) the maximum number and/or class of securities available for issuance over the remaining term of the Plan, (3) the maximum number and/or class of securities for which any one person may be granted stock options, separately exercisable stock appreciation rights and direct stock issuances under the Plan per calendar year and (4) the maximum number and/or class of securities by which the share reserve is to increase automatically each calendar year.  To the extent the holders of Common Stock receive cash consideration for their Common Stock in consummation of the Corporate Transaction, with the Plan Administrator’s consent the successor corporation may, in connection with the assumption of the outstanding options, substitute one or more shares of its own common stock with a fair market value equivalent to the cash consideration paid per share of Common Stock in such Corporate Transaction.

E.     Among its discretionary powers, the Plan Administrator shall have the ability to structure an option (either at the time the option is granted or at any time while the option remains outstanding) so that the option shall become immediately exercisable and some or all of the shares subject to that option shall automatically become vested (and some or all of the repurchase rights of the Corporation with respect to the unvested shares subject to that option shall immediately terminate) upon the occurrence of a Corporate Transaction, a Change in Control, any other event or the Optionee’s Involuntary Termination within a designated period of time following any of these events.

III.           CANCELLATION AND REGRANT OF OPTIONS

The Plan Administrator shall have the authority to effect, at any time and from time to time, with the consent of the affected option holders, the cancellation of any or all outstanding options under the Discretionary Option Grant Program (including outstanding options incorporated from the Predecessor Plans) and to grant in substitution new options covering the same or different number of shares of Common Stock.

IV.           STOCK APPRECIATION RIGHTS

A.    The Plan Administrator shall have full power and authority to grant to selected Optionees tandem stock appreciation rights.

B.    The following terms shall govern the grant and exercise of tandem stock appreciation rights:

1.     One or more Optionees may be granted the right, exercisable upon such terms as the Plan Administrator may establish, to elect between the exercise of the underlying option for shares of Common Stock and the surrender of that option in exchange for a distribution from the Corporation in an amount equal to the excess of (a) the Fair Market Value (on the option surrender date) of the number of shares in which the Optionee is at the time vested under the surrendered option (or surrendered portion thereof) over (b) the aggregate exercise price payable for such shares.

2.     No such option surrender shall be effective unless it is approved by the Plan Administrator, either at the time of the actual option surrender or at any earlier time.  If the surrender is so approved, then the distribution to which the Optionee shall be entitled may be made in shares of Common Stock valued at Fair Market Value on the option surrender date, in cash, or partly in shares and partly in cash, as the Plan Administrator shall in its sole discretion deem appropriate.

3.     If the surrender of an option is not approved by the Plan Administrator, then the Optionee shall retain whatever rights the Optionee had under the surrendered option (or surrendered portion thereof) on the option surrender date and may exercise such rights at any time prior to the later of (a) five (5) business days after the receipt of the rejection notice or (b) the last day on which the option is otherwise exercisable in accordance with the terms of the documents evidencing such option, but in no event may such rights be exercised more than ten (10) years after the option grant date.

ARTICLE THREE
STOCK ISSUANCE PROGRAM

I.              STOCK ISSUANCE TERMS

Shares of Common Stock may be issued under the Stock Issuance Program through direct and immediate issuances without any intervening option grants.  Each such stock issuance shall be evidenced by a Stock Issuance Agreement which complies with the terms specified below.  Shares of Common Stock may also be issued under the Stock Issuance Program pursuant to share right awards which entitle the recipients to receive those shares upon the attainment of designated performance goals or the satisfaction of specified Service requirements.

A.    Purchase Price.

1.     The purchase price per share shall be fixed by the Plan Administrator.

2.     Subject to the provisions of Section I of Article Four, shares of Common Stock may be issued under the Stock Issuance Program for any of the following items of consideration which the Plan Administrator may deem appropriate in each individual instance:

(a)   cash or check made payable to the Corporation, or
(b)   past services rendered to the Corporation (or any Parent or Subsidiary).

B.    Vesting Provisions.

1.     Shares of Common Stock issued under the Stock Issuance Program may, in the discretion of the Plan Administrator, be fully and immediately vested upon issuance or may vest in one or more installments over the Participant’s period of Service or upon attainment of specified performance objectives.  The elements of the vesting schedule applicable to any unvested shares of Common Stock issued under the Stock Issuance Program shall be determined by the Plan Administrator and incorporated into the Stock Issuance Agreement.  Shares of Common Stock may also be issued under the Stock Issuance Program pursuant to share right awards which entitle the recipients to receive those shares upon the attainment of designated performance goals or the satisfaction of specified Service requirements.

2.     Any new, substituted or additional securities or other property (including money paid other than as a regular cash dividend) which the Participant may have the right to receive with respect to the Participant’s unvested shares of Common Stock by reason of any stock dividend, stock split, recapitalization, combination of shares, exchange of shares or other change affecting the outstanding Common Stock as a class without the Corporation’s receipt of consideration shall be issued subject to (a) the same vesting requirements applicable to the Participant’s unvested shares of Common Stock and (b) such escrow arrangements as the Plan Administrator shall deem appropriate.

3.     The Participant shall have full stockholder rights with respect to any shares of Common Stock issued to the Participant under the Stock Issuance Program, whether or not the Participant’s interest in those shares is vested.  Accordingly, the Participant shall have the right to vote such shares and to receive any regular cash dividends paid on such shares.

4.     Should the Participant cease to remain in Service while one or more shares of Common Stock issued under the Stock Issuance Program are unvested or should the performance objectives not be attained with respect to one or more such unvested shares of Common Stock, then those shares shall be immediately surrendered to the Corporation for cancellation, and the Participant shall have no further stockholder rights with respect to those shares.  To the extent the surrendered shares were previously issued to the Participant for consideration paid in cash or cash equivalent (including the Participant’s purchase-money indebtedness), the Corporation shall repay to the Participant the cash consideration paid for the surrendered shares and shall cancel the unpaid principal balance of any outstanding purchase money note of the Participant attributable to the surrendered shares.

5.     The Plan Administrator may in its discretion waive the surrender and cancellation of one or more unvested shares of Common Stock which would otherwise occur upon the cessation of the Participant’s Service or the non-attainment of the performance objectives applicable to those shares.  Such waiver shall result in the immediate vesting of the Participant’s interest in the shares of Common Stock as to which the waiver applies.  Such waiver may be effected at any time, whether before or after the Participant’s cessation of Service or the attainment or non-attainment of the applicable performance objectives.

6.     Outstanding share right awards under the Stock Issuance Program shall automatically terminate, and no shares of Common Stock shall actually be issued in satisfaction of those awards, if the performance goals or Service requirements established for such awards are not attained or satisfied.  The Plan Administrator, however, shall have the discretionary authority to issue shares of Common Stock under one or more outstanding share right awards as to which the designated performance goals or Service requirements have not been attained or satisfied.

II.            CORPORATE TRANSACTION/CHANGE IN CONTROL

A.    All of the Corporation’s outstanding repurchase rights under the Stock Issuance Program shall terminate automatically, and all the shares of Common Stock subject to those terminated rights shall immediately vest in full, in the event of any Corporate Transaction, except to the extent (i) those repurchase rights are to be assigned to the successor corporation (or parent thereof) in connection with such Corporate Transaction or (ii) such accelerated vesting is precluded by other limitations imposed in the Stock Issuance Agreement.

B.    The Plan Administrator shall have the discretionary authority to structure one or more of the Corporation’s repurchase rights under the Stock Issuance Program so that those rights shall automatically terminate in whole or in part, and the shares of Common Stock subject to those terminated rights shall immediately vest, upon the occurrence of a Corporate Transaction, a Change in Control, any other event or the Participant’s Involuntary Termination within a designated period of time following any of these events.

ARTICLE FOUR
MISCELLANEOUS

I.              FINANCING

The Plan Administrator may permit any Optionee or Participant to pay the option exercise price under the Discretionary Option Grant Program or the purchase price of shares issued under the Stock Issuance Program by delivering a full-recourse, interest bearing promissory note payable in one or more installments.  The terms of any such promissory note (including the interest rate and the terms of repayment) shall be established by the Plan Administrator in its sole discretion.  In no event may the maximum credit available to the Optionee or Participant exceed the sum of (A) the aggregate option exercise price or purchase price payable for the purchased shares (less the par value of those shares) plus (B) any Federal, state and local income and employment tax liability incurred by the Optionee or the Participant in connection with the option exercise or share purchase.

II.            TAX WITHHOLDING

A.    The Corporation’s obligation to deliver shares of Common Stock upon the exercise of options or the issuance or vesting of such shares under the Plan shall be subject to the satisfaction of all applicable Federal, state and local income and employment tax withholding requirements.

B.    The Plan Administrator may, in its discretion, provide any or all holders (other than independent contractors) of Non-Statutory Options or unvested shares of Common Stock under the Plan with the right to use shares of Common Stock in satisfaction of all or part of the Withholding Taxes to which such holders may become subject in connection with the exercise of their options or the vesting of their shares.  Such right may be provided to any such holder in either or both of the following formats:

1.     Stock Withholding:  The election to have the Corporation withhold, from the shares of Common Stock otherwise issuable upon the exercise of such Non-Statutory Option or the vesting of such shares, a portion of those shares with an aggregate Fair Market Value equal to the percentage of the Withholding Taxes (not to exceed one hundred percent (100%)) designated by the holder.

2.     Stock Delivery:  The election to deliver to the Corporation, at the time the Non-Statutory Option is exercised or the shares vest, one or more shares of Common Stock previously acquired by such holder (other than in connection with the option exercise or share vesting triggering the Withholding Taxes) with an aggregate Fair Market Value equal to the percentage of the Withholding Taxes (not to exceed one hundred percent (100%)) designated by the holder.

III.           SHARE ESCROW/LEGENDS

Unvested shares may, in the Plan Administrator’s discretion, be held in escrow by the Corporation until the Participant’s or the Optionee’s interest in such shares vests or may be issued directly to the Participant or the Optionee with restrictive legends on the certificates evidencing those unvested shares.

IV.           EFFECTIVE DATE AND TERM OF THE PLAN

A.    The Plan shall become effective immediately on the Plan Effective Date.

B.    The Plan shall serve as the successor to the Predecessor Plans, and no further option grants or direct stock issuances shall be made under those Predecessor Plans after the Plan Effective Date.  All options outstanding under the Predecessor Plans on the Plan Effective Date shall be transferred to the Plan at that time and shall be treated as outstanding options under the Plan.  However, each outstanding option so incorporated shall continue to be governed solely by the terms of the documents evidencing such option, and no provision of the Plan shall be deemed to affect or otherwise modify the rights or obligations of the holders of such incorporated options with respect to their acquisition of shares of Common Stock.

C.    One or more provisions of the Plan, including (without limitation) the option/vesting acceleration provisions of Article Two relating to Corporate Transactions and Changes in Control, may, in the Plan Administrator’s discretion, be extended to one or more options incorporated from the Predecessor Plans which do not otherwise contain such provisions.

D.    Unless terminated by the Board prior to such time, the Plan shall terminate upon the tenth anniversary of the Plan’s adoption by the Board.  Should the Plan terminate when options and/or unvested shares are outstanding, such awards shall continue in effect in accordance with the provisions of the documents evidencing such grants or issuances.

V.            AMENDMENT OF THE PLAN

A.    The Board shall have complete and exclusive power and authority to amend or modify the Plan in any or all respects.  However, no such amendment or modification shall adversely affect the rights and obligations with respect to stock options or unvested stock issuances at the time outstanding under the Plan unless the Optionee or the Participant consents to such amendment or modification.

B.    The Board amended and restated the Plan on September 26, 2001 to reflect a 1,100,000-share increase in the share reserve.

VI.           USE OF PROCEEDS

Any cash proceeds received by the Corporation from the sale of shares of Common Stock under the Plan shall be used for any corporate purpose.

VII.         REGULATORY APPROVALS

A.    The implementation of the Plan, the granting of any stock option under the Plan and the issuance of any shares of Common Stock (1) upon the exercise of any granted option or (2) under the Stock Issuance Program shall be subject to the Corporation’s procurement of all approvals and permits required by regulatory authorities having jurisdiction over the Plan, the stock options granted under it and the shares of Common Stock issued pursuant to it.

B.    No shares of Common Stock or other assets shall be issued or delivered under the Plan unless and until there shall have been compliance with all applicable requirements of Federal and state securities laws, including the filing and effectiveness of the Form S-8 registration statement for the shares of Common Stock issuable under the Plan, and all applicable listing requirements of any Stock Exchange (or the Nasdaq Stock Market, if applicable) on which Common Stock is then listed for trading.

VIII.        NO EMPLOYMENT/SERVICE RIGHTS

Nothing in the Plan shall confer upon the Optionee or the Participant any right to continue in Service for any period of specific duration or interfere with or otherwise restrict in any way the rights of the Corporation (or any Parent or Subsidiary employing or retaining such person) or of the Optionee or the Participant, which rights are hereby expressly reserved by each, to terminate such person’s Service at any time for any reason, with or without cause.

APPENDIX

The following definitions shall be in effect under the Plan:

A.            Board shall mean the Corporation’s Board of Directors.
B.            Change in Control shall mean a change in ownership or control of the Corporation effected through either of the following transactions:

(i)            the acquisition, directly or indirectly by any person or related group of persons (other than the Corporation or a person that directly or indirectly controls, is controlled by, or is under common control with, the Corporation), of beneficial ownership (within the meaning of Rule 13d-3 of the 1934 Act) of securities possessing more than fifty percent (50%) of the total combined voting power of the Corporation’s outstanding securities pursuant to a tender or exchange offer made directly to the Corporation’s stockholders, or

(ii)           a change in the composition of the Board over a period of thirty-six (36) consecutive months or less such that a majority of the Board members ceases, by reason of one or more contested elections for Board membership, to be comprised of individuals who either (A) have been Board members continuously since the beginning of such period or (B) have been elected or nominated for election as Board members during such period by at least a majority of the Board members described in clause (A) who were still in office at the time the Board approved such election or nomination.

C.            Code shall mean the Internal Revenue Code of 1986, as amended.
D.            Common Stock shall mean the Corporation’s common stock.
E.             Corporate Transaction shall mean either of the following stockholder approved transactions to which the Corporation is a party:

(i)            a merger, consolidation or reorganization approved by the Corporation’s stockholders, unless securities representing more than fifty percent (50%) of the total combined voting power of the voting securities of the successor corporation are immediately thereafter beneficially owned, directly or indirectly and in substantially the same proportion, by the persons who beneficially owned the Corporation’s outstanding voting securities immediately prior to such transaction, or

(ii)           any stockholder-approved transfer or other disposition of all or substantially all of the Corporation’s assets.

F.             Corporation shall mean United Online, Inc., a Delaware corporation, and any corporate successor to all or substantially all of the assets or voting stock of United Online, Inc.  which has assumed the Plan.

G.            Discretionary Option Grant Program shall mean the discretionary option grant program in effect under Article Two of the Plan.
H.            Employee shall mean an individual who is in the employ of the Corporation (or any Parent or Subsidiary), subject to the control and direction of the employer entity as to both the work to be performed and the manner and method of performance.
I.              Exercise Date shall mean the date on which the Corporation shall have received written notice of the option exercise.
J.             Fair Market Value per share of Common Stock on any relevant date shall be determined in accordance with the following provisions:

(i)            If the Common Stock is at the time traded on the Nasdaq Stock Market, then the Fair Market Value shall be the closing selling price per share of Common Stock on the date in question, as such price is reported by the National Association of Securities Dealers on the Nasdaq Stock Market.  If there is no closing selling price for the Common Stock on the date in question, then the Fair Market Value shall be the closing selling price on the last preceding date for which such quotation exists.

(ii)           If the Common Stock is at the time listed on any Stock Exchange, then the Fair Market Value shall be the closing selling price per share of Common Stock on the date in question on the Stock Exchange determined by the Plan Administrator to be the primary market for the Common Stock, as such price is officially quoted in the composite tape of transactions on such exchange.  If there is no closing selling price for the Common Stock on the date in question, then the Fair Market Value shall be the closing selling price on the last preceding date for which such quotation exists.

K.            Involuntary Termination shall mean, except as otherwise determined by the Plan Administrator, the termination of the Service of any individual which occurs by reason of:

(i)            such individual’s involuntary dismissal or discharge by the Corporation (or any Parent or Subsidiary) for reasons other than Misconduct, or

(ii)           such individual’s voluntary resignation following (A) a material reduction in the scope of his or her day-to-day responsibilities at the Corporation (or any Parent or Subsidiary), it being understood that a change in such individual’s title shall not, in and of itself, be deemed a material reduction, (B) a reduction in his or her base salary or (C) a relocation of such individual’s place of employment by more than fifty (50) miles, provided and only if such change, reduction or relocation is effected by the Corporation (or any Parent or Subsidiary) without the individual’s consent.

L.             Misconduct shall mean the commission of any act of fraud, embezzlement or dishonesty by the Optionee or Participant, any unauthorized use or disclosure by such person of confidential information or trade secrets of the Corporation (or any Parent or Subsidiary), or any other intentional misconduct by such person adversely affecting the business or affairs of the Corporation (or any Parent or Subsidiary) in a material manner.  The foregoing definition shall not be deemed to be inclusive of all the acts or omissions which the Corporation (or any Parent or Subsidiary) may consider as grounds for the dismissal or discharge of any Optionee, Participant or other person in the Service of the Corporation (or any Parent or Subsidiary).
M.           1934 Act shall mean the Securities Exchange Act of 1934, as amended.
N.            Non-Statutory Option shall mean an option not intended to satisfy the requirements of Code Section 422.
O.            Optionee shall mean any person to whom an option is granted under the Discretionary Option Grant Program.
P.             Parent shall mean any corporation (other than the Corporation) in an unbroken chain of corporations ending with the Corporation, provided each corporation in the unbroken chain (other than the Corporation) owns, at the time of the determination, stock possessing fifty percent (50%) or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.
Q.            Participant shall mean any person who is issued shares of Common Stock under the Stock Issuance Program.
R.            Permanent Disability or Permanently Disabled shall mean the inability of the Optionee or the Participant to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment which can be expected to result in death or has lasted or can be expected to last for a continuous period of twelve (12) months or more.
S.             Plan shall mean the United Online, Inc. 2001 Supplemental Stock Incentive Plan, as set forth in this document.
T.            Plan Administrator shall mean the particular entity, whether the Primary Committee, the Board or the Secondary Committee, which is authorized to administer the Discretionary Option Grant and Stock Issuance Programs with respect to one or more classes of eligible persons, to the extent such entity is carrying out its administrative functions under those programs with respect to the persons under its jurisdiction.
U.            Plan Effective Date shall mean the date the merger of NetZero, Inc. and NZ Acquisition Corp. and the merger of Juno Online Services, Inc. and JO Acquisition Corp. become effective as contemplated by the Agreement and Plan of Merger, by and among NetZero, Inc., Juno Online Services, Inc., United Online, Inc. and the other parties thereto, dated as of June 7, 2001.
V.            Predecessor Plans shall mean the Juno Online Services, Inc. 2001 Supplemental Stock Incentive Plan and the NetZero, Inc. 2001 Non-Executive Stock Incentive Plan.
W.           Primary Committee shall mean the committee of two or more non-employee Board members appointed by the Board to administer the Discretionary Option Grant and Stock Issuance Programs with respect to Section 16 Insiders.

X.            Secondary Committee shall mean a committee of one or more Board members appointed by the Board to administer the Discretionary Option Grant and Stock Issuance Programs with respect to eligible persons other than Section 16 Insiders.
Y.            Section 16 Insider shall mean an officer or director of the Corporation subject to the short-swing profit liabilities of Section 16 of the 1934 Act.
Z.            Service shall mean the performance of services for the Corporation (or any Parent or Subsidiary) by a person in the capacity of an Employee, a non-employee member of the board of directors, or an independent contractor, except to the extent otherwise specifically provided in the documents evidencing the option grant or stock issuance.
AA.        Stock Exchange shall mean either the American Stock Exchange or the New York Stock Exchange.
BB.          Stock Issuance Agreement shall mean the agreement entered into by the Corporation and the Participant at the time of issuance of shares of Common Stock under the Stock Issuance Program.
CC.          Stock Issuance Program shall mean the stock issuance program in effect under Article Three of the Plan.
DD.         Subsidiary shall mean any corporation (other than the Corporation) in an unbroken chain of corporations beginning with the Corporation, provided each corporation (other than the last corporation) in the unbroken chain owns, at the time of the determination, stock possessing fifty percent (50%) or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.
EE.          Withholding Taxes shall mean the Federal, state and local income and employment withholding taxes to which the holder of Non-Statutory Options or unvested shares of Common Stock may become subject in connection with the exercise of those options or the vesting of those shares.